Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

– Net Income Per Fully Diluted Share of $0.08 In Fourth Quarter and $0.22 in 2022 –

– Core FFO Per Fully Diluted Share of $0.22 in Fourth Quarter and $0.90 in 2022 –

– Completed Multifamily Acquisition and Non-Core Suburban Asset Dispositions –

– Leased Approximately 1.1 Million Square Feet in 2022 –

– $1.1 Billion of Liquidity, No Floating Rate Debt Exposure, No Debt Maturity Until Nov 2024 –

– Provides 2023 Outlook –

New York, New York, February 15, 2023 – Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the iconic Empire State Building – the “World’s Most Famous Building” – and the newly reimagined Empire State Building Observatory that was named #1 attraction in the US, and #3 in the world, in Tripadvisor’s 2022 Travelers’ Choice Awards: Best of the Best. Today the Company reported its operational and financial results for the fourth quarter and full year 2022. All per share amounts are on a fully diluted basis, where applicable.

Fourth Quarter and Full Year 2022 Highlights

•

Net Income of $0.08 per share in the fourth quarter of 2022 and $0.22 per share for the full year 2022, compared to ($0.02) per share in the fourth quarter of 2021 and ($0.06) per share for the full year 2021.

•

Core Funds From Operations (“Core FFO”) of $0.22 per share in fourth quarter of 2022 and $0.90 per share for the full year 2022, compared to $0.18 per share in fourth quarter of 2021 and $0.70 per share for the full year 2021.

•

Same-Store Property Cash Net Operating Income (“NOI”) excluding lease termination fees decreased 3.3% from the fourth quarter of 2021 and 4.1% from the full year 2021, primarily due to higher property operating expenses and real estate taxes, partially offset by higher revenues from cash rent commencement.

•	Empire State Building Observatory generated $23.8 million of NOI for the fourth quarter and $74.9 million of NOI for the full year.

•	Total commercial portfolio is 88.6% leased and Manhattan office portfolio is 89.6% leased as of December 31, 2022.

•

Signed 144,326 rentable square feet of new, renewal, and expansion leases in the fourth quarter and signed a total of 1,118,579 rentable square feet of new, renewal and expansion leases for the full year.

•	Completed the acquisition of a multifamily asset located at 298 Mulberry Street in lower Manhattan in the fourth quarter.

•

Completed the dispositions of an office asset located at 10 Bank Street in White Plains, NY in the fourth quarter, and retail assets located in Westport, CT subsequent to year-end in a tax-efficient manner.

•	Repurchased $88.9 million of common stock in 2022 and $8.2 million in the fourth quarter through February 13, 2023.

•

Recent ESG highlights include achievement of the WELL Health-Safety Rating across 100% of the Company’s portfolio for the third consecutive year, inclusion into the 2023 Bloomberg Gender-Equality Index for the second consecutive year, Fitwel certification for 89% of the Company’s NYC portfolio including the recently acquired multifamily properties and verification and approval by the Science Based Targets Initiative (SBTi) of the Company’s emissions reduction targets.

Property Operations

As of December 31, 2022, the Company’s property portfolio contained 8.9 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 721 residential units across three multifamily properties, which were occupied and leased as shown below.

	December 31, 2022	September 30, 2022	December 31, 2021
Percent occupied:
Total commercial portfolio	85.2%	84.2%	82.4%
Total office	85.1%	84.0%	82.5%
Manhattan office	86.0%	84.7%	83.9%
GNYMA office[1]	80.2%	80.7%	76.6%
Total retail[2]	86.5%	86.4%	81.8%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	88.6%	88.5%	85.7%
Total office	88.3%	88.3%	85.3%
Manhattan office	89.6%	89.4%	87.0%
GNYMA office[1]	80.9%	82.8%	78.1%
Total retail[2]	92.2%	91.9%	91.2%
Total multifamily portfolio	96.3%	98.4%	N/A

[1]

“GNYMA office” for the periods ending September 30, 2022 and December 31, 2022 reflects the removal of 383 Main Avenue, Norwalk, CT and December 31, 2022 reflects the removal of 10 Bank Street, White Plains, NY.

[2]

“Total retail” for the periods ending September 30, 2022 and December 31, 2022 includes the retail assets acquired as part of the multifamily acquisition completed in late-December 2021 and December 2022. It also includes the Westport retail assets which were not disposed of until February 1st, 2023.

Leasing

The tables below summarize leasing activity for the three months ended December 31, 2022.

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/under previously escalated rents
Office	27	142,828	$55.46	$55.10	0.7%
Retail	2	1,498	$262.60	$416.07	(36.9%)
Total Overall	29	144,326	$57.66	$58.93	(2.2%)

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over /under previously escalated rents
New Office	14	75,182	$62.95	$58.78	7.1%
Renewal Office	8	17,658	$63.87	$65.80	(2.9%)
Total Office	22	92,840	$63.12	$60.11	5.0%

Observatory Results

For the fourth quarter of 2022, the Observatory hosted approximately 660,000 visitors, compared to 360,000 visitors in the fourth quarter of 2021. Observatory revenue for the fourth quarter was $32.3 million, expenses were $8.5 million, and NOI was $23.8 million, an increase of $13.1 million on a year-over-year basis. Fourth quarter visitation recapture (as % of 2019) was 74%, which exceeded the hypothetical forecast of 66% of 2019 levels. Notably, fourth quarter NOI recapture (as % of 2019) was 82%. For the full year, Observatory NOI totaled $74.9 million, which represented NOI recapture (as % of 2019) of 79%.

Portfolio Transaction Activity

On December 20, 2022, the Company closed on the acquisition of a 100% free-market, full service multifamily asset located at 298 Mulberry Street in Manhattan for $115 million. In addition to 96 residential units, the property also contains retail space leased to CVS and a parking garage. Consistent with the Company’s capital recycling strategy, the acquisition was funded by proceeds from the recent and future non-core tax-efficient asset dispositions noted below and cash.

On December 8, 2022, the Company closed on the previously announced disposition of its office asset located at 10 Bank Street in White Plains, NY at a gross asset valuation of $42 million and reinvested the proceeds through a 1031 tax-deferral transaction into the 298 Mulberry Street acquisition.

On February 1, 2023, the Company closed on the disposition of its fully leased retail assets located at 69-97 and 103-107 Main Street in Westport, CT at a gross asset valuation of $40 million, and reinvested proceeds through a 1031 tax-deferral transaction into the 298 Mulberry Street acquisition. The Westport sale was a related party transaction approved in accordance with the Company’s protocols.

As previously announced, the Company entered into an agreement to sell 500 Mamaroneck Avenue in Harrison, NY for $53 million. This transaction is expected to close in the first quarter of 2023, subject to customary closing conditions.

Balance Sheet

The Company had $1.1 billion of total liquidity as of December 31, 2022, which was comprised of $264 million of cash, plus $850 million available under its revolving credit facility. At December 31, 2022, the Company had total debt outstanding of approximately $2.3 billion, no floating rate debt exposure, and a weighted average interest rate of 3.9% per annum. The weighted average term to maturity was 6.4 years and the Company has no debt maturity until November 2024. At December 31, 2022, the Company’s ratio of net debt to adjusted EBITDA was 5.7x.

Share Repurchase

The Company repurchased $88.9 million of common stock at a weighted average price of $7.78 per share in 2022 and repurchased $8.2 million of common stock at a weighted average price of $6.70 per share in the fourth quarter and through February 13, 2023. The stock repurchase program began in March 2020 and through February 13, 2023, approximately $281.2 million has been repurchased at a weighted average price of $8.31 per share.

Dividend

On December 30, 2022, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the fourth quarter of 2022 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On December 30, 2022, the Company paid a quarterly preferred dividend of $0.15 per unit for the fourth quarter of 2022 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the fourth quarter of 2022 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

ESG

Subsequent to quarter-end, the Company announced that for the second consecutive year, it was selected as a member of the 2023 Bloomberg Gender-Equality Index (GEI). The Company also achieved the WELL Health-Safety Rating across 100% of its portfolio (including all commercial buildings and multi-family properties as of December 2022) for the third year in a row and committed to the International WELL Building Institute’s (IWBI) WELL at Scale program and inaugural WELL Equity Rating. ESRT was the first commercial real estate portfolio in the Americas to achieve the WELL Health-Safety Rating in 2020 – one of the industry’s most rigorous ratings for healthy buildings and organizations – and one of the first in the world to achieve its annual renewal. Additionally, the Company received Fitwel certification for 89% of its NYC portfolio including the recently acquired multifamily properties. Lastly, the Company’s emissions reduction targets were verified and approved by the Science Based Targets Initiative (SBTi). The Company’s targets are in line with a 1.5°C trajectory, the most ambitious SBTi threshold available.

2023 Earnings Outlook

The Company currently expects 2023 Core FFO to range between $0.82 to $0.86 per fully diluted share. The Company’s current guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity. Key assumptions are included in the table below.

Key Assumptions	2023 Guidance	2022 Actual	Comments
Earnings

Core FFO Per Fully Diluted Share	$0.82 to $0.86	$0.90 ($0.83 ex-lease term fee)	• Includes $0.04 from multifamily assets

Same-Store (SS) Commercial Property Drivers

SS Occupancy at year-end	85% to 87%	85.0%

SS Cash NOI (excluding lease termination fees)	-4% to -6% from 2022	$266M	• Assumes modest revenue growth • Assumes increased building utilization and an ~8% increase in operating expenses and real estate taxes

Observatory Drivers

Observatory NOI	$88M to $96M	$75M	• Reflects quarterly expenses of ~$9M

	Low	High	2022 Actual
Net Income (loss) Attributable to Common Stockholders and the Operating Partnership	$0.18	$0.22	$0.24
Add:
Impairment Charge	—	—
Real Estate Depreciation & Amortization	0.75	0.75	0.78
Less:
Private Perpetual Distributions	0.02	0.02	0.02
Gain on Disposal of Real Estate, net	0.12	0.12	0.13

FFO Attributable to Common Stockholders and the Operating Partnership	$0.79	$0.83	$0.87
Add:
Amortization of Below Market Ground Lease	0.03	0.03	0.03

Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.82	$0.86	$0.90

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of the COVID-19 pandemic on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 16, 2023 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780.

Starting shortly after the call until February 23, 2023, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13732461.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the iconic Empire State Building – “the World’s Most Famous Building” – and the newly reimagined Empire State Building Observatory that was named #1 attraction in the US, and #3 in the world, in Tripadvisor’s 2022 Travelers’ Choice Awards: Best of the Best. The company is a leader in healthy buildings, energy efficiency, and indoor environmental quality and has the lowest greenhouse gas emissions per square foot of any publicly traded REIT portfolio in New York City. As of December 31, 2022, ESRT’s portfolio is comprised of approximately 8.9 million rentable square feet of office space, 741,000 rentable square feet of retail space and 721 residential units across three multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of the COVID-19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, Observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2022	2021
Revenues
Rental revenue	$145,905	$139,104
Observatory revenue	32,318	17,716
Lease termination fees	—	281
Third-party management and other fees	336	302
Other revenue and fees	2,714	2,931

Total revenues	181,273	160,334
Operating expenses
Property operating expenses	39,060	34,557
Ground rent expenses	2,332	2,332
General and administrative expenses	16,478	13,578
Observatory expenses	8,529	6,980
Real estate taxes	31,420	27,600
Impairment charge	—	7,723
Depreciation and amortization	44,500	46,467

Total operating expenses	142,319	139,237

Total operating income	38,954	21,097
Other income (expense):
Interest income	2,804	207
Interest expense	(25,634)	(23,841)
Gain on sale of property	6,818	—

Income (loss) before income taxes	22,942	(2,537)
Income tax expense	(1,322)	(1,537)

Net income (loss)	21,620	(4,074)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(7,947)	1,936
Noncontrolling interests in other partnerships	(28)	—
Preferred unit distributions	(1,050)	(1,050)

Net income (loss) attributable to common stockholders	$12,595	$(3,188)

Total weighted average shares
Basic	161,720	172,818

Diluted	265,370	276,207

Earnings per share attributable to common stockholders
Basic	$0.08	$(0.02)

Diluted	$0.08	$(0.02)

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2022	2021
Revenues
Rental revenue	$591,048	$559,690
Observatory revenue	105,978	41,474
Lease termination fees	20,032	16,230
Third-party management and other fees	1,361	1,219
Other revenue and fees	8,622	5,481

Total revenues	727,041	624,094
Operating expenses
Property operating expenses	157,935	126,986
Ground rent expenses	9,326	9,326
General and administrative expenses	61,765	55,947
Observatory expenses	31,036	23,206
Real estate taxes	123,057	119,967
Impairment charge	—	7,723
Depreciation and amortization	216,894	201,806

Total operating expenses	600,013	544,961

Total operating income	127,028	79,133
Other income (expense):
Interest income	4,948	704
Interest expense	(101,206)	(94,394)
Gain on sale/disposition of properties	33,988	—
Loss on early extinguishment of debt	—	(214)

Income (loss) before income taxes	64,758	(14,771)
Income tax (expense) benefit	(1,546)	1,734

Net income (loss)	63,212	(13,037)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(22,812)	6,527
Noncontrolling interests in other partnerships	243	—
Preferred unit distributions	(4,201)	(4,201)

Net income (loss) attributable to common stockholders	$36,442	$(10,711)

Total weighted average shares
Basic	165,039	172,445

Diluted	269,948	277,420

Earnings per share attributable to common stockholders
Basic	$0.22	$(0.06)

Diluted	$0.22	$(0.06)

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2022	2021
Net income (loss)	$21,620	$(4,074)
Noncontrolling interests in other partnerships	(28)	—
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	43,076	45,211
Impairment charge	—	7,723
Gain on sale of property	(6,818)	—

FFO attributable to common stockholders and Operating Partnership units	56,800	47,810
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and Operating Partnership units	58,758	49,768

Core FFO attributable to common stockholders and Operating Partnership units	$58,758	$49,768

Total weighted average shares and Operating Partnership units
Basic	263,759	276,207

Diluted	265,370	276,207

FFO per share
Basic	$0.22	$0.17

Diluted	$0.21	$0.17

Modified FFO per share
Basic	$0.22	$0.18

Diluted	$0.22	$0.18

Core FFO per share
Basic	$0.22	$0.18

Diluted	$0.22	$0.18

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2022	2021
Net income (loss)	$63,212	$(13,037)
Noncontrolling interests in other partnerships	243	—
Preferred unit distributions	(4,201)	(4,201)
Real estate depreciation and amortization	210,522	196,360
Impairment charge	—	7,723
Gain on sale/disposition of properties	(33,988)	—

FFO attributable to common stockholders and Operating Partnership units	235,788	186,845
Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and Operating Partnership units	243,619	194,676
Loss on early extinguishment of debt	—	214

Core FFO attributable to common stockholders and Operating Partnership units	$243,619	$194,890

Total weighted average shares and Operating Partnership units
Basic	268,337	277,420

Diluted	269,948	277,420

FFO per share
Basic	$0.88	$0.67

Diluted	$0.87	$0.67

Modified FFO per share
Basic	$0.91	$0.70

Diluted	$0.90	$0.70

Core FFO per share
Basic	$0.91	$0.70

Diluted	$0.90	$0.70

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31, 2022	December 31, 2021
Assets
Commercial real estate properties, at cost	$3,551,449	$3,500,917
Less: accumulated depreciation	(1,137,267)	(1,072,938)

Commercial real estate properties, net	2,414,182	2,427,979

Assets held for sale	35,538	—
Cash and cash equivalents	264,434	423,695
Restricted cash	50,244	50,943
Tenant and other receivables	24,102	18,647
Deferred rent receivables	240,188	224,922
Prepaid expenses and other assets	98,114	76,549
Deferred costs, net	187,570	202,437
Acquired below market ground leases, net	329,073	336,904
Right of use assets	28,670	28,892
Goodwill	491,479	491,479

Total assets	$4,163,594	$4,282,447

Liabilities and equity
Mortgage notes payable, net	$883,705	$948,769
Senior unsecured notes, net	973,659	973,373
Unsecured term loan facility, net	388,773	388,223
Accounts payable and accrued expenses	80,729	120,810
Acquired below market leases, net	17,849	24,941
Ground lease liabilities	28,670	28,892
Deferred revenue and other liabilities	76,091	84,358
Tenants’ security deposits	25,084	28,749
Liabilities related to assets held for sale	5,943	—

Total liabilities	2,480,503	2,598,115
Total equity	1,683,091	1,684,332

Total liabilities and equity	$4,163,594	$4,282,447